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                                                            EXHIBIT 23

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Central Louisiana Electric Company, Inc. on Form S-8 (Registration Nos. 2-79671, 33-10169 and 33-44663) and Form S-3 (Nos.
33-24895, 33-61068, and 33-62950) of our reports dated January 21,
1994, on our audits of the consolidated financial statements and financial statement schedules of Central Louisiana Electric Company, Inc. as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

COOPERS & LYBRAND


New Orleans, Louisiana
March 30, 1994